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                                                                       Exhibit 8



                [LETTERHEAD OF SILVER, FREEDMAN & TAFF, L.L.P.]



                               February 23, 2000



Bay View Securitization Corporation
2121 South El Camino Real
San Mateo, California 94403

     Re:  Bay View Auto Trusts: Automobile Receivable Backed
          Certificates and Notes

Ladies and Gentlemen:

     We have acted as special tax counsel to Bay View Securitization Corporation ("BVSC") in connection with the filing of the Registration Statement (as defined below) providing for the issuance of Automobile Receivable Backed Certificates (the "Certificates") and Notes (the "Notes") by the Bay View Auto Trusts. In such capacity, we hereby confirm to you our opinion with respect to such of the federal income tax consequences of the purchase, ownership, and disposition of the Certificates and Notes as are set forth under the heading "Federal Income Tax Consequences" in the Prospectus included in the Registration Statement, as amended (Registration No. 333-30048), filed by BVSC with the United States Securities and Exchange Commission (the "Commission") in connection with the offering of the Certificates and the Notes. Such descriptions, however, do not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates and the Notes. In this regard, no opinion is expressed as to the tax treatment of the issuance, purchase, ownership and disposition of the Certificates and the Notes under provisions of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, or about the tax treatment of any conditions existing at the time of or effects resulting from the issuance, purchase, ownership and disposition of the Certificates and the Notes that are not specifically covered in our opinion as set forth in the Registration Statement.

     We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement and to the reference to us under the heading "Federal Income Tax Consequences" in the Prospectus forming part of the Registration Statement. However, nothing contained herein shall be construed as an admission by us that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

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Bay View Securitization Corporation
February 23, 2000
Page 2


     Except as mentioned above, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                    Very truly yours,


                                    /s/ Silver, Freedman & Taff, L.L.P.
                                    SILVER, FREEDMAN & TAFF, L.L.P.